Exhibit (b)(i)

Execution Copy

CEMEX, S.A.B. de C.V.
Ave. Ricardo Margain Zozaya 325
Colonia Valle del Campestre
San Pedro Garza García, N.L. 66265
Mexico

As of March 15, 2011

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York  10013

Restricted Cemex ADSs

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Deposit Agreement, dated as of August 10, 1999, by and among CEMEX, S.A.B. de C.V., a company organized under the laws of the United Mexican States (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, as amended by Amendment No. 1 to Second Amended and Restated Deposit Agreement, dated as of July 1, 2005, and supplemented by Letter Agreements, dated October 12, 2007 and as of March 30, 2010 (as so amended and supplemented, the “Deposit Agreement”).  All capitalized terms used, but not otherwise defined, herein shall have the meaning assigned thereto in the Deposit Agreement.

The Company has, upon the terms set forth in the Purchase Agreements, each dated March 9, 2011, between the Company and the Initial Purchasers named therein (the “Purchase Agreements”), offered and sold (x) 3.25% Subordinated Convertible Notes due 2016 and (y) 3.75% Subordinated Convertible Notes due 2018 (collectively, the “Notes”) in reliance on Regulation S under, and Section 4(2) of, and Rule 144A under, the Securities Act (the “Offer”).  The terms of the Offer and the Notes are more fully described in the Offering Memorandum, dated March 9, 2011.

In connection with the Offer, the Company and the Depositary have entered in a Letter Agreement, dated as of March 15, 2011 (the “Conversion Letter Agreement”), which sets forth the terms upon which the Company is to deposit CPOs upon conversion of Notes and the Depositary is to issue ADSs upon deposit of such CPOs.  As contemplated in the Conversion Letter Agreement, upon conversion of Notes the Company may need to deposit CPOs that are not freely transferable (“Restricted CPOs”) and wishes for the Depositary to issue Restricted ADSs in respect of such Restricted CPOs  under the terms of Section 2.12 of the Deposit Agreement (as supplemented by the terms hereof).  The purpose and intent of this letter agreement is to supplement the Deposit Agreement and the Conversion Letter Agreement for the sole purpose of accommodating the issuance and delivery of the Restricted ADSs, the transfer of the Restricted ADSs, and the withdrawal of Restricted CPOs, in each case in connection with the deposit by the Company of Restricted CPOs upon the conversion of Notes.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

1.           Depositary Procedures.  The Company instructs the Depositary, and the Depositary agrees upon the terms and subject to the terms set forth in this letter agreement, to (i) establish procedures to enable (x) the deposit of Restricted CPOs with the Custodian by the Company in connection with the conversion of Notes in order to enable the issuance by the Depositary of ownership interests in Restricted CPOs in the form of Restricted ADSs (in un-certificated form) issued under the terms of Section 2.12 of the Deposit Agreement, as supplemented by the terms of this letter agreement, and (y) the transfer of the Restricted ADSs and the withdrawal of the Restricted CPOs, in each case upon the terms and conditions set forth in the Deposit Agreement as supplemented by the terms of this letter agreement.  The Company and the Depositary agree that, notwithstanding the terms of Section 2.12 of the Deposit Agreement, the Depositary is authorized and directed to issue the Restricted ADSs as Uncertificated ADSs (as defined in the Direct Registration System Letter Agreement, dated October 12, 2007, between the Company and the Depositary), subject to the restrictions specified in this letter agreement.

2.           Company Assistance.  The Company agrees to (i) assist the Depositary in the establishment of such procedures to enable the acceptance of the deposit of the Restricted CPOs, the issuance of such Restricted ADSs (in un-certificated form), the delivery of such Restricted ADSs, the transfer of the Restricted ADSs and the withdrawal of the Restricted CPOs, and (ii) take all commercially reasonable steps necessary and satisfactory to the Depositary to insure that the acceptance of the deposit of the Restricted CPOs, the issuance of such Restricted ADSs (in un-certificated form), the transfer of Restricted ADSs and the withdrawal of Restricted CPOs, in each case upon the terms and conditions set forth herein, do not materially prejudice the rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws.  In furtherance of the foregoing, the Company shall cause its U.S. counsel to deliver an opinion to the Depositary stating, inter alia, that (x) the deposit of the Restricted CPOs, and the issuance and delivery of Restricted ADSs, in each case upon the terms contemplated herein, does not require registration under the Securities Act, and (y) this letter agreement has been duly executed and delivered by the Company and constitutes its enforceable agreement.

3.           Limitations on Issuance of ADSs.  The Company hereby instructs the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this letter agreement, to issue and deliver to the persons converting Notes designated from time to time by the Company in an instruction letter substantially in the form of Exhibit A hereto the applicable number of Restricted ADSs (in un-certificated form) upon receipt of (i) confirmation from the Custodian of the deposit of the requisite number of Restricted CPOs, and (ii) the opinion of counsel identified in Section 2 hereof.  The Restricted ADSs issued upon the deposit of Restricted CPOs shall be separately identified on the books of the Depositary and the Restricted CPOs shall be held separate and distinct from the other Deposited Securities held by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Restricted ADSs.  The Restricted Deposited Securities and the Restricted ADSs shall not be eligible for the “Pre-Release Transactions” described in Section 5.10 of the Deposit Agreement.  The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, The Depository Trust Company, and shall not in any way be fungible with the other ADSs issued under the terms hereof that are not Restricted ADSs (except upon the terms and conditions set forth in Sections 7 and 8 below).  Nothing contained in this letter agreement shall in any way be deemed to obligate the Depositary, or to give authority to the Depositary, to accept any Eligible Securities (other than the Restricted CPOs described herein) for deposit under the terms hereof.

4.           Stop Transfer Notation and Legend.  The books of the Depositary shall identify the Restricted ADSs as “restricted” and shall contain a “stop transfer” notation to that effect.  The statement that the Depositary issued to the holders of Restricted ADSs shall contain the following legend:

“THE RESTRICTED AMERICAN DEPOSITARY SHARES (“RESTRICTED ADSs”) CREDITED TO YOUR ACCOUNT AND THE UNDERLYING CERTIFICADOS DE PARTICIPACION ORDINARIOS (“CPOs”), EACH CPO REPRESENTING FINANCIAL INTERESTS IN TWO (2) SERIES A SHARES, WITH NO PAR VALUE (“A SHARES”), AND ONE (1) SERIES B SHARE, WITH NO PAR VALUE (“B SHARES”), AND TOGETHER WITH THE A SHARES, “SHARES”), OF CEMEX, S.A.B. de C.V. (“CEMEX”), ARE SUBJECT TO THE TERMS OF THE LETTER AGREEMENT, DATED AS OF MARCH 15, 2011 (THE “SUPPLEMENTAL LETTER AGREEMENT”), AND THE SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, DATED AS OF AUGUST 10, 1999, AS AMENDED AND SUPPLEMENTED (AS SO AMENDED AND SUPPLEMENTED, THE “DEPOSIT AGREEMENT”).  ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE SUPPLEMENTAL LETTER AGREEMENT, OR IF NOT DEFINED THEREIN, IN THE DEPOSIT AGREEMENT.

THE RESTRICTED ADSs REGISTERED IN YOUR NAME AND THE UNDERLYING CPOs HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO CEMEX OR ANY SUBSIDIARY THEREOF, (2) IN A TRANSACTION EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, NEITHER THE CPOs NOR THE SHARES MAY BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK OTHER THAN A RESTRICTED FACILITY, UNLESS AND UNTIL SUCH TIME AS SUCH CPOs OR SHARES, AS THE CASE MAY BE, ARE NO LONGER RESTRICTED SECURITIES UNDER THE SECURITIES ACT.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES, THE CPOs OR THE RESTRICTED ADSs.

PRIOR TO THE TRANSFER OF THE RESTRICTED ADSs, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY AN OPINION OF COUNSEL TO THE EFFECT THAT THE TRANSFER OF THE RESTRICTED ADSs IS  EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT, OR COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE SUPPLEMENTAL LETTER AGREEMENT.  THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE SUPPLEMENTAL LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THE RESTRICTED ADSs AND THE CPOs UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE SUPPLEMENTAL LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED.  A COPY OF THE DEPOSIT AGREEMENT AND OF THE SUPPLEMENTAL LETTER AGREEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST.”

5.           Limitations on Transfer of Restricted ADSs.  The Restricted ADSs shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement, and (ii) such other documents as may reasonably be requested by the Depositary under the terms hereof (including, without limitation, the terms of the legend set forth in Section 4 above).

6.           Limitations On Cancellation of Restricted ADSs.  The Company instructs the Depositary, and the Depositary agrees, not to release any Restricted CPOs nor cancel any Restricted ADSs upon presentation for the purpose of withdrawing the underlying Restricted CPOs unless (x) all of the conditions applicable to the withdrawal of Restricted CPOs from the depositary receipts facility created pursuant to the terms of the Deposit Agreement have been satisfied and (y) the Depositary shall have received from the person requesting the withdrawal of the Restricted CPOs a duly completed and signed Withdrawal Certification substantially in the form of the draft thereof attached hereto as Exhibit B (such certification, the “Withdrawal Certification”).

7.           Fungibility.  Except as contemplated herein and except as required by applicable law, the Restricted ADSs shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADSs issued and outstanding under the terms of the Deposit Agreement that are not “Restricted ADSs,” respectively.  Nothing contained herein shall obligate the Depositary to treat Holders of Restricted ADSs on terms more favorable than those accorded to Holders of ADSs under the Deposit Agreement.

8.           Removal of Restrictions.  The Company may instruct the Depositary from time to time in writing that some or all of the Restricted ADSs no longer constitute “restricted securities” (within the meaning given to such term under the Securities Act and the regulations issued thereunder by the Commission).  The Depositary shall remove all stop transfer notations from its records in respect of the Restricted ADSs and shall treat Restricted ADSs on the same terms as the other ADSs outstanding under the terms of the Deposit Agreement (that are not Restricted ADSs) upon receipt of (x) written instructions from the Company to do so, and (y) an opinion of U.S. counsel to the Company stating, inter alia, that, the removal of distinctions between the Restricted ADSs and the ADSs would not be inappropriate under the Securities Act.  Upon (i) receipt of such instructions and opinion of counsel or (ii) receipt of evidence reasonably satisfactory to the Depositary that the transfer of certain designated Restricted ADSs is covered by an effective Registration Statement under the Securities Act, the Depositary shall take all actions necessary to remove any distinctions previously existing between the applicable Restricted ADSs and the ADSs that are not Restricted ADSs, including, without limitation, by (a) causing the Custodian to transfer the applicable number of Restricted CPOs into the account for the Deposited Securities in respect of the ADSs that are not Restricted ADSs, and (b) removing the stop transfer notations on its records in respect of the applicable ADSs previously identified as Restricted ADSs.

9.           Representations and Warranties.  The Company hereby represents and warrants that (a) the Restricted CPOs to be deposited by the Company for the purpose of the issuance of the Restricted ADSs (and the Shares represented thereby) will be validly issued, and will upon deposit be fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares or CPOs, (b) the Company will be duly authorized to make such deposit, and (c) the Restricted CPOs deposited by the Company for the issuance of the Restricted ADSs will rank pari passu with respect to the other Deposited Securities under the Deposit Agreement that are not Restricted Deposited Securities.  Such representations and warranties shall survive the deposit of the Restricted CPOs, and the issuance and delivery of Restricted ADSs.

10.           Indemnity.  The Company acknowledges and agrees that the indemnification by the Company in favor of the Depositary, the Custodian and their respective officers, directors, employees, agents and Affiliates under Section 5.8 of the Deposit Agreement shall apply to the acceptance of Restricted CPOs for deposit, the issuance and delivery of Restricted ADSs, the transfer of Restricted ADSs, and the withdrawal of Restricted CPOs, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary as contemplated by this letter agreement.

11.           F-6 Registration Statement.   The Company and the Depositary shall make reference to the terms of this letter agreement in, or attach an executed copy hereof to, the next Registration Statement on Form F-6 filing made with the Commission.

12.      Supplement to Deposit Agreement. The terms of this letter agreement supplement the Deposit Agreement, and are not intended to materially prejudice any substantial rights of Holders of ADSs and, as a result, notice hereof need not be given to the Holders of ADSs under the Deposit Agreement.

13.           Governing Law.   This letter agreement shall be interpreted and all rights hereunder shall be governed by the laws of the State of New York without regards to the principles of conflicts of law thereof.

The Company and the Depositary have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

CEMEX, S.A.B. de C.V.

By:	/s/ Rodrigo Treviño
Name: Rodrigo Treviño
Title: Chief Financial Officer/Attorney-in-Fact
Date: 3/15/2011

CITIBANK, N.A. – ADR DEPOSITARY

By:	/s/ Keith G. Galfo
Name: Keith G. Galfo
Title: Vice President
Date: 3/15/2011

EXHIBITS

A	Issuance Instructions
B	Withdrawal Certification

EXHIBIT A
to
Letter Agreement, dated as of March 15, 2011
(the “Letter Agreement”), by and between
CEMEX, S.A.B. de C.V.
and CITIBANK, N.A.

_____________________

Restricted ADS Issuance Instructions
_____________________

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

_____________________

Citibank, N.A.,
  as Depositary
ADR Department
111 Wall Street
New York, New York  10043

Cemex, S.A.B. de C.V. – Restricted ADSs

Dear Sirs:

Reference is hereby made to (i) the Second Amended and Restated Deposit Agreement, dated as of August 10, 1999, by and among Cemex, S.A.B. de C.V. (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, as amended by Amendment No. 1 to Second Amended and Restated Deposit Agreement, dated as of July 1, 2005, and supplemented by Letter Agreements, dated October 12, 2007 and as of March 30, 2010 (as so amended and supplemented, the “Deposit Agreement”), and (ii) the Letter Agreement, dated as of March 15, 2011 (the “Letter Agreement”), by and between the Company and the Depositary, on the subject of Restricted ADSs.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

A-1

The Company has deposited the number of Restricted CPOs identified below and hereby instructs the Depositary to issue the Restricted ADSs in the name of the person(s) identified below upon the terms described in the Letter Agreement as follows:

Number of Restricted CPOs deposited:	____________ Restricted CPOs
Number of Restricted ADSs to be issued:	____________ Restricted ADSs
Name of person to whom the Restricted ADSs are to be issued:
Street Address:
City, State, and Country:
Nationality:
Social Security or Tax Identification Number:

CEMEX, S.A.B. de C.V.

By:
Name:
Title:
Date:

A-2

EXHIBIT B
to
Letter Agreement, dated as of March 15, 2011
(the “Letter Agreement”), by and between
CEMEX, S.A.B. de C.V.
and
CITIBANK, N.A.

_____________________

WITHDRAWAL CERTIFICATION
_____________________

_______________, ____

Citibank, N.A.,
  as Depositary
ADR Department
111 Wall Street
New York, New York  10043

Cemex, S.A.B. de C.V.

Dear Sirs:

Reference is hereby made to (i) the Second Amended and Restated Deposit Agreement, dated as of August 10, 1999, by and among Cemex, S.A.B. de C.V. (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, as amended by Amendment No. 1 to Second Amended and Restated Deposit Agreement, dated as of July 1, 2005, and supplemented by Letter Agreements, dated October 12, 2007 and as of March 30, 2010 (as so amended and supplemented, the “Deposit Agreement”), and (ii) the Letter Agreement, dated as of March 15, 2011 (the “Letter Agreement”), by and between the Company and the Depositary, on the subject of Restricted ADSs.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

This Withdrawal Certification is being furnished in connection with the withdrawal of Restricted CPOs upon surrender of Restricted ADSs to the Depositary.

A.
We acknowledge or if we are acting for the account of another person, such person has confirmed to us that it acknowledges that the Restricted ADSs and the Restricted CPOs represented thereby have not been and will not be registered under the Securities Act.

B.	We certify that either:

(a)
We are a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (“QIB”), we are not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and are acting for our own account or for the account of one or more QIBs (that is not an affiliate of the Company), and either:

(i)
We have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Restricted CPOs in accordance with Regulation S under the Securities Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Restricted ADSs; or

(ii)
We have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Restricted CPOs to another QIB in accordance with an exemption under the Securities Act, we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Restricted ADSs and such QIB has indicated to us (or it) that (x) it will not offer, sell, pledge or otherwise transfer the Restricted CPOs except (A) to a person whom it reasonably believes (or anyone acting on its behalf reasonably believes) is a QIB in a transaction exempt from registration requirements of the Securities Act, (B) in accordance with Regulation S under the Securities Act, or (C) in accordance with Rule 144 under the Securities Act (if available), in each case in accordance with any applicable securities laws of any state of the United States, and (y) it will not deposit or cause to be deposited such Restricted CPOs into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary) so long as such Restricted CPOs are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act; or

(iii)
We (or it) will be the beneficial owner of the Restricted CPOs upon withdrawal, and, accordingly, we agree (or if we are acting for the account of one or more QIBs, each such QIB has confirmed to us that it agrees) that (x) we (or it) will not offer, sell, pledge or otherwise transfer the Restricted CPOs except (A) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a QIB in a transaction exempt from the registration requirements of the Securities Act, (B) in accordance with Regulation S under the Securities Act, or (C) in accordance with Rule 144 under the Securities Act (if available), in each case in accordance with any applicable securities laws of any state of the United States, and (x) we (or it) will not deposit or cause to be deposited such Restricted CPOs into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary) so long as such Restricted CPOs are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act; or

(b)
We (i) are a non-U.S. person located outside the United States (within the meaning of Regulation S under the Securities Act), (ii) are not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company, (iii) acquired, prior to the time of the withdrawal, the Restricted ADSs and the CPOs represented thereby outside the United States (within the meaning of Regulation S under the Securities Act), (iv) are the beneficial owner of the Restricted ADSs and the CPOs represented thereby, (v) will, for a period of forty (40) days after the delivery of the CPOs to us, sell the CPOs only to persons other than U.S. persons (within the meaning of Regulation S under the Securities Act), (vi) will not, for a period of forty (40) days after the date of delivery of the CPOs to us, deposit the CPOs into any depositary receipts facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), and (vii) will sell the CPOs only in a transaction meeting the requirements of Regulation S; or

(c)
We are an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company, we are not a “U.S. person” (within the meaning of Regulation S) and are located outside the United States, we will be the beneficial owner of the CPOs represented by the Restricted ADSs, we will sell the CPOs represented by the Restricted ADSs in compliance with the requirements of the U.S. securities laws (including, without limitation, the applicable laws of the states of the United States), and we will not deposit, or cause to be deposited, such CPOs into any depositary receipts facility established or maintained by a depositary bank other than a restricted facility established and maintained for such purpose.

The undersigned hereby instructs the Depositary to cancel the Restricted ADSs specified below, to deliver the CPOs represented thereby as specified below and, if applicable, to issue to the  undersigned a statement identifying the number of Restricted ADSs held by the undersigned and not cancelled pursuant to these instructions.  The undersigned appoints the Depositary and any of its authorized representatives as its attorney to take the actions contemplated above on behalf of the undersigned.

Name of Owner:	__________________________________

Social Security Number of Owner:	__________________________________

Account Number of Owner:	__________________________________

Number of Restricted ADSs to be cancelled:	__________________________________

Delivery Information for delivery of CPOs Represented by Restricted to be cancelled:	__________________________________ __________________________________ __________________________________

Signature of Owner:	__________________________________ (Identify Title if Acting in Representative Capacity)

SIGNATURE GUARANTEE

Name of Firm Issuing Guarantee:________________________________________________________________
Authorized Signature of Officer:_________________________________________________________________
Title of Officer Signing This Guarantee:___________________________________________________________

Address:__________________________________________________________________________________

_________________________________________________________________________________________

Area Code and Telephone Number:______________________________________________________________

Dated:____________________________________________________________________________________